PLACEMENT AGENT AGREEMENT




                                September , 2006

Morgan Stanley & Co. Incorporated
Morgan Stanley DW Inc.
1221 Avenue of the Americas
New York, NY 10020

Ladies and Gentlemen:

         Hatteras Multi-Strategy TEI Fund , L.P., a Delaware limited partnership (the "FUND"), is offering and selling its limited partnership interests (the "INTERESTS") on a private placement basis exempt from the registration requirements of the Securities Act of 1933 (the "SECURITIES ACT") pursuant to
Section 4(2) and Regulation D thereunder ("REGULATION D"). The Fund will offer and sell the Interests in accordance with the terms of the Fund's confidential memorandum, including any supplements thereto approved by the Fund (the "MEMORANDUM"), the Fund's subscription documents (the "SUBSCRIPTION AGREEMENTS") and other investor materials or supplements approved for use or prepared by the Fund including, but not limited to, any advertisements and promotional materials, all as amended from time to time (collectively, the "OFFERING DOCUMENTS") and the Fund's organizational documents (as amended or supplemented from time to time, "ORGANIZATIONAL DOCUMENTS") (collectively, the "OFFERING MATERIALS").

         The Fund has invested, and will invest, substantially all of its assets, through Hatteras Multi-Strategy Offshore Fund, LDC, a Cayman Islands limited duration company (the "Offshore Fund"), in Hatteras Master Fund, L.P., a Delaware limited partnership (the "MASTER FUND"). Hatteras Investment Management LLC, a Delaware limited liability company (the "GENERAL PARTNER"), serves as the general partner of the Fund and the Master Fund, and Hatteras Investment Partners LLC, a Delaware limited liability company (the "MANAGER") manages the Master Fund.

         Each of the Fund and the Master Fund is registered with the Securities and Exchange Commission (the "COMMISSION") as an "investment company" under the Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"), and the Manager is registered with the Commission as an "investment adviser" under the Investment Advisers Act of 1940 (the "ADVISERS ACT").

         The Fund desires to retain Morgan Stanley & Co. Incorporated ("MS&CO.") and Morgan Stanley DW Inc. ("MSDW") to introduce prospective investors to the Fund. As used in this Agreement, the term MS or MS ENTITY shall mean MS&Co. and MSDW.

1.  Appointment of MS.

          (a) MS is hereby appointed as a placement agent of the Fund during the term of this Agreement for the purpose of finding eligible investors for the Interests through an offering that is exempt from registration under the Securities Act, pursuant to Section 4(2) thereof and Regulation D.

          (b) Subject to the performance by the Fund and the General Partner of their obligations hereunder, MS hereby accepts such appointment and agrees on the terms and conditions set forth herein to use such efforts, as it deems appropriate in its sole discretion, to find eligible investors for Interests during the term hereof. MS will have no obligation to offer or sell any Interests.

2.  Offering and Sale of Interests.

          (a) MS will request Offering Documents, as amended as of such time, through the Fund's web-based document management and delivery software for each person to whom MS makes an offer of the Interests. The Fund, at no cost to MS, will deliver to MS the Offering Documents that have been clearly identified with control numbers, bar codes and the name of the person for whom the Offering Documents are specifically created by the Fund via electronic mail which will include a link to the Offering Documents and the appropriate disclaimers that must be accepted by each person prior to accessing the Offering Documents, or regular mail as requested by MS. The Fund will be responsible for assigning control numbers to the Offering Documents, and maintaining the name of the person entered in the sign-in page prior to accessing the Offering Documents and the internet protocol address provided by each machine that accesses the link to the Offering Documents to the extent that such internet protocol address can be reasonably determined. The Fund will promptly provide the name of the person entered in the sign-in page prior to accessing the Offering Documents and, if reasonably available, the internet protocol address provided by each machine that accesses the link to the Offering Documents to MS upon request. For the avoidance of doubt, this Agreement shall not require the Fund from the date set forth above to make modifications to its web-based document and delivery software at the request of MS.

          (b) At the time of solicitation, MS will deliver to each person to whom MS makes an offer of the Interests either the (i) electronic mail received from the Fund including a link to the Offering Documents and the appropriate disclaimers that must be accepted by each person prior to accessing the Offering Documents, or (ii) copies of the specific Offering Documents provided to MS by the Fund, and in each case MS will also deliver a copy of the supplemental disclosure form substantially in the form attached hereto as Exhibit A.

          (c) No MS Entity will make any offer of Interests on the basis of any communications or documents relating to the Fund or the Interests, except the Offering Materials, any other documents supplied or prepared by the Fund, the Manager or the General Partner and delivered to MS by the Fund, the Manager or the General Partner for use in making an offer of Interests, or any other materials expressly approved for such use by the Fund, the General Partner or the Manager in writing.

          (d) No MS Entity will use any form of "general solicitation" or "general advertising" (within the meaning of Rule 502 of Regulation D) in making offers of Interests, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

          (e) Each MS Entity will reasonably believe immediately prior to making any offer of Interests that any prospective investor solicited by MS is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D, is a "qualified client," as that term is defined in the Advisers Act, and meets such other eligibility criteria as are set forth in the Offering Documents. The Fund will be responsible for the timely filing with the Commission of any notices required by Rule 503 of Regulation D.

          (f) The Fund and the General Partner will be responsible for the registration or qualification of Interests under all applicable laws, rules or regulations. The Fund and the General Partner will use reasonable efforts to register or qualify the Interests in each jurisdiction, including each state of the United States, Interests are offered by MS. If Interests may not be offered in any particular jurisdiction because the Interest have not been so registered or qualified, the Fund and the General Partner will promptly notify MS. MS assumes no responsibility or obligation with respect to the registration or qualification of Interests under the laws of any jurisdiction.

          (g) The Fund will provide, promptly and at no cost to MS a reasonable quantity of copies of the Offering Materials and such other materials as MS is required to provide to prospective investors under this agreement. If any Offering Materials are amended or supplemented, the Fund will promptly notify MS, and provide copies of such amendments or supplements in accordance with the preceding sentence.

          (h) All subscriptions to the Fund submitted by or through MS will be subject to the approval by the Fund and the General Partner. The Fund and the General Partner have the ultimate responsibility to determine whether a prospective investor meets all applicable private placement accreditation, minimum investment, and other qualification requirements necessary to invest in the Fund. Subject to the foregoing, the General Partner and the Fund will not unreasonably reject or delay accepting a subscription submitted by MS if the prospective investor otherwise meets the eligibility criteria set forth in the Offering Materials.

3.  Compensation.

          (a) MS shall charge each investor introduced by MS that invests in the Fund (a "MS CLIENT") an upfront placement fee (the "UPFRONT PLACEMENT FEE") as set forth in Schedule I hereto. The Upfront Placement Fee is payable to MS simultaneously upon the relevant closing. This Upfront Placement Fee will not constitute part of the MS Client's capital contribution to the Fund. None of the Fund, the General Partner, or the Manager shall have the right to reduce or waive any of the Upfront Placement Fees payable by MS Clients to MS. The Fund and the General Partner agree that each MS Entity, including any affiliate of MS, reserves the right to reduce or waive the Upfront Placement Fee with respect to any of their respective MS Clients so long as the General Partner is notified of the reduction or waiver of such fee at the Fund's closing.

          (b) MS may allocate all or a portion of its fees to its affiliates. The Fund and the General Partner agree that each MS Entity, including any affiliate of MS, reserves the right to reduce or waive its fee with respect to a MS Client.

          (c) The Fund and the General Partner will each bear its own expenses in connection with the solicitation of prospective investors, including expenses of preparing, reproducing, mailing and/or delivering Offering Materials.

4. Representations, Warranties and Agreements of the Fund. The Fund represents and warrants to MS and agrees with MS as follows:

          (a) Each of the Fund, the Offshore Fund and the Master Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, and each of the foregoing has full power and authority under applicable laws, rules or regulations to conduct its business as contemplated by the Offering Materials.

          (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Fund.

          (c) The execution, delivery and performance of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein and in the Offering Materials, including the issuance and sale of Interests, will not constitute a breach of or default under any agreement or instrument by which the Fund is bound, or to which any of its assets is subject, or any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it.

          (d) There is not pending or, to the best knowledge of the Fund threatened, any action, suit or proceeding before or by any court or other governmental body to which the Fund, the Offshore Fund or the Master Fund is a party, or to which any of their assets is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Fund, the Offshore Fund or the Master Fund. The Fund has not received any notice of an investigation regarding non-compliance by the Fund, the Offshore Fund or the Master Fund with applicable laws, rules or regulations.

          (e) The description of Interests contained in the Offering Materials conforms in all material respects to the applicable provisions of the Organizational Documents.

          (f) The Offering Materials, as of the date hereof do not, and at any subsequent time during the term of this Agreement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

          (g) The Interests have been duly authorized for issuance and sale, and, when issued and paid for in the amounts and for the consideration described in the Offering Materials, will be entitled to the rights and subject to the restrictions and conditions contained in the Organizational Documents; no investor will be personally liable for the debts of and claims against the Fund by the mere reason of being an investor; and all necessary action required to be taken for authorization, issue and sale of the Interests has been validly and sufficiently taken.

          (h) It is not necessary in connection with the offer, sale and delivery of Interests to investors in the manner contemplated by this Agreement to register Interests under the Securities Act or the laws of any other jurisdiction. The Fund will conduct itself, and take reasonable measures to ensure that its agents (other than MS) conduct themselves, in a manner consistent with the exemption from registration under Section 4(2) of the Securities Act and Regulation D and, without limitation, will not use, or permit any other person to use, any form of general solicitation or general advertising in making offers of Interests.

          (i) The Fund will extend to any investor introduced by MS the opportunity prior to such investor's subscribing for an Interest to ask questions of, and receive answers from, the Fund concerning the Interests and the terms and conditions of the Offering, and to obtain any information that such investors may consider necessary in making an informed investment decision.

          (j) The Fund acknowledges that in performing the services contemplated hereby, MS will be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information that is available from public sources and all information that has been provided to it by, or on behalf of, the Fund or the General Partner, and that MS has no obligation to verify the accuracy or completeness of any such information and will have no liability to the Fund, or any third party for any information contained in the Offering Materials.

          (k) The performance numbers contained in the Offering Materials are accurate and complete in all material respects.

          (l) The representations and warranties set forth in this Agreement are continuing during the term of this Agreement and the Fund agrees to notify MS promptly in writing if at any time during the term of this Agreement, any such representation or warranty becomes inaccurate or untrue and of the facts related thereto.

          (m) Each of the Fund and the Offshore Fund will not trade commodity interests directly. The Fund has invested, and will invest, substantially all of its assets through the Offshore Fund in the Master Fund and the Master Fund will allocate no more than 50% of its assets to investment vehicles or managed accounts that trade commodity interests.

          (n) (1) The Fund has filed with the Commission a notification on Form N-8A of registration of the Fund as an investment company and a registration statement on Form N-2, including the Memorandum and a statement of additional information incorporated by reference in the Memorandum, relating to the Interests. The registration statement as amended at the time it becomes effective is hereinafter referred to as the "REGISTRATION STATEMENT").

                  (2) The Master Fund has filed with the Commission a notification on Form N-8A of registration of the Master Fund as an investment company and a registration statement on Form N-2. The registration statement as amended at the time it becomes effective is hereinafter referred to as the "MASTER FUND REGISTRATION STATEMENT".

          (o) (1) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Registration Statement and the Memorandum comply and, as amended or supplemented, if applicable, will comply in all material respects with the Investment Company Act and the applicable rules and regulations thereunder.

                  (2) The Master Fund Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Master Fund Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Investment Company Act and the applicable rules and regulations thereunder.

          (p) (1) The Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued and no proceedings therefor have been initiated or threatened by the Commission. No person is serving or acting as an officer or director of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Advisers Act. Except as otherwise disclosed in the Registration Statement and the Memorandum, no director of the Fund is an "interested person" of the Fund or an "affiliated person" of MS (each, as defined in the Investment Company Act).

                  (2) The Master Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued and no proceedings therefor have been initiated or threatened by the Commission. No person is serving or acting as an officer or director of, or investment adviser to, the Master Fund except in accordance with the provisions of the Investment Company Act and the Advisers Act. Except as otherwise disclosed in the Registration Statement and the Memorandum, no director of the Master Fund is an "interested person" of the Master Fund or an "affiliated person" of MS (each, as defined in the Investment Company Act).

          (q) Each of the agreement under which the Manager provides day-to-day investment management services to the Master Fund (the "MANAGEMENT AGREEMENT"), the agreement under which UMB Fund Services, Inc. provides administrative services to the Master Fund (the "ADMINISTRATION AGREEMENT"), and the agreements under which UMB Bank, N.A. (the "CUSTODIAN") serves as custodian for the assets of the Fund and the Master Fund (the "CUSTODY AGREEMENT") (collectively, the "FUNDAMENTAL AGREEMENTS") has been duly authorized, executed and delivered by the Fund or the Master Fund, as the case may be, and complies in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act and the applicable rules and regulations thereunder. Each Fundamental Agreement is a valid and binding agreement of the Fund, or the Master Fund, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (r) All advertisements and promotional materials authorized in writing by the Fund for use in the offering of the Interests complied and will comply in all material respects with the requirements of the Investment Company Act and the applicable rules and regulations thereunder and the rules and regulations of the NASD.

          (s) The expense summary information set forth in the Memorandum and the Master Fund Registration Statement has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and attainable.

          (t) The Offering Materials and the Fundamental Agreements comply in all material respects with all applicable provisions of the Investment Company Act and the applicable rules and regulations thereunder, and all approvals of such documents required under the Investment Company Act by the holders of Interests in the Fund and the Master Fund and Board of Directors of the Fund and the Master Fund have been obtained and are in full force and effect.

          (u) The Fundamental Agreements are in full force and effect and neither the Fund, the Master Fund nor any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder. None of the Fund, the Offshore Fund or the Master Fund is currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected.

          (v) The Fund acknowledges that MS enters into this Agreement in reliance on the representations, warranties and agreements of the Fund contained herein.

5. Representations, Warranties and Agreements of the General Partner. The General Partner represents and warrants to and agrees with, MS as follows:

          (a) Each of the Fund, the Offshore Fund, the Master Fund, and the General Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, and each of the foregoing has full power and authority under applicable laws, rules or regulations to conduct their business as contemplated by the Offering Materials.

          (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Fund and the General Partner.

          (c) The execution, delivery and performance of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein and in the Offering Materials, including the issuance and sale of Interests, will not constitute a breach of or default under any agreement or instrument by which the Fund or the General Partner is bound, or to which any of their assets is subject, or any order, rule or regulation applicable to any of them of any court or any governmental body or administrative agency having jurisdiction over any of them.

          (d) There is not pending or, to the best knowledge of the General Partner threatened, any action, suit or proceeding before or by any court or other governmental body to which the Fund, the Offshore Fund, the Master Fund, the General Partner or the Manager or any of their respective affiliates is a party, or to which any of their assets is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Fund, the Offshore Fund, the Master Fund, the General Partner or the Manager. Neither the Fund nor the General Partner, nor any of their respective affiliates, has received any notice of an investigation regarding non-compliance by the Fund, the Offshore Fund, the Master Fund, the General Partner or the Manager or any of their respective affiliates with applicable laws, rules or regulations.

          (e) The description of Interests contained in the Offering Materials conforms in all material respects to the applicable provisions of the Organizational Documents.

          (f) The Offering Materials, as of the date hereof do not, and at any subsequent time during the term of this Agreement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Any forecasted financial, market or industry information contained in the Offering Materials is based on reasonable good faith estimates of the General Partner and/or the Manager.

          (g) The Interests have been duly authorized for issuance and sale, and, when issued and paid for in the amounts and for the consideration described in the Offering Materials, will be entitled to the rights and subject to the restrictions and conditions contained in the Organizational Documents; no investor will be personally liable for the debts of and claims against the Fund by the mere reason of being an investor; and all necessary action required to be taken for authorization, issue and sale of the Interests has been validly and sufficiently taken.

          (h) It is not necessary in connection with the offer, sale and delivery of Interests to investors in the manner contemplated by this Agreement to register Interests under the Securities Act or the laws of any other jurisdiction. The General Partner will conduct itself, and take reasonable measures to ensure that its respective agents (other than MS) conduct themselves, in a manner consistent with the exemption from registration under Section 4(2) of the Securities Act and Regulation D and, without limitation, will not use, or permit any other person to use, any form of general solicitation or general advertising in making offers of Interests.

          (i) The General Partner will extend to any investor introduced by MS the opportunity prior to such investor's subscribing for an Interest to ask questions of, and receive answers from the General Partner and the Manager concerning the Interests and the terms and conditions of the Offering, and to obtain any information that such investors may consider necessary in making an informed investment decision.

          (j) The General Partner acknowledges that in performing the services contemplated hereby, MS will be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information that is available from public sources and all information that has been provided to it by, or on behalf of, the General Partner, and that MS has no obligation to verify the accuracy or completeness of any such information and will have no liability to the Fund, the General Partner, or any third party for any information contained in the Offering Materials.

          (k) The performance numbers contained in the Offering Materials are accurate and complete in all material respects.

          (l) The representations and warranties set forth in this Agreement are continuing during the term of this Agreement and the General Partner agrees to notify MS promptly in writing if at any time during the term of this Agreement, any such representation or warranty becomes inaccurate or untrue and of the facts related thereto.

          (m) Each of the Fund and the Offshore Fund will not trade commodity interests directly. The Fund has invested, and will invest, substantially all of its assets through the Offshore Fund in the Master Fund and the Master Fund will allocate no more than 50% of its assets to investment vehicles or managed accounts that trade commodity interests.

          (n) (1) The Fund has filed with the Commission a notification on Form N-8A of registration of the Fund as an investment company and the Registration Statement on Form N-2, including the Memorandum and a statement of additional information incorporated by reference in the Memorandum, relating to the Interests.

                  (2) The Master Fund has filed with the Commission a notification on Form N-8A of registration of the Master Fund as an investment company and the Master Fund Registration Statement on Form N-2.

          (o) (1) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Registration Statement and the Memorandum comply and, as amended or supplemented, if applicable, will comply in all material respects with the Investment Company Act and the applicable rules and regulations thereunder.

                  (2) The Master Fund Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Master Fund Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Investment Company Act and the applicable rules and regulations thereunder.

          (p) (1) The Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued and no proceedings therefor have been initiated or threatened by the Commission. No person is serving or acting as an officer or director of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Advisers Act. Except as otherwise disclosed in the Registration Statement and the Memorandum, no director of the Fund is an "interested person" of the Fund or an "affiliated person" of MS (each, as defined in the Investment Company Act).

                  (2) The Master Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued and no proceedings therefor have been initiated or threatened by the Commission. No person is serving or acting as an officer or director of, or investment adviser to, the Master Fund except in accordance with the provisions of the Investment Company Act and the Advisers Act. Except as otherwise disclosed in the Registration Statement and the Memorandum, no director of the Master Fund is an "interested person" of the Master Fund or an "affiliated person" of MS (each, as defined in the Investment Company Act).

          (q) Each of the agreement under which the Manager provides day-to-day investment management services to the Master Fund (the "MANAGEMENT AGREEMENT"), the agreement under which UMB Fund Services, Inc. provides administrative services to the Master Fund (the "ADMINISTRATION AGREEMENT"), and the agreements under which UMB Bank, N.A. (the "CUSTODIAN") serves as custodian for the assets of the Fund and the Master Fund (the "CUSTODY AGREEMENT") (collectively, the "FUNDAMENTAL AGREEMENTS") has been duly authorized, executed and delivered by the Fund or the Master Fund, as the case may be, and complies in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act and the applicable rules and regulations thereunder. Each Fundamental Agreement is a valid and binding agreement of the Fund, or the Master Fund, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (r) All advertisements and promotional materials authorized in writing by the Fund for use in the offering of the Interests complied and will comply in all material respects with the requirements of the Investment Company Act and the applicable rules and regulations thereunder and the rules and regulations of the NASD..

          (s) The expense summary information set forth in the Memorandum and the Master Fund Registration Statement has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and attainable.

          (t) The Offering Materials and the Fundamental Agreements comply in all material respects with all applicable provisions of the Investment Company Act and the applicable rules and regulations thereunder, and all approvals of such documents required under the Investment Company Act by the holders of Interests in the Fund and the Master Fund and Board of Directors of the Fund and the Master Fund have been obtained and are in full force and effect.

     (u) The Fundamental Agreements are in full force and effect and neither the Fund, the Master Fund nor any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder. None of the Fund, the Offshore Fund or the Master Fund is currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected.

          (v) The General Partner acknowledges that MS enters into this Agreement in reliance on the representations, warranties and agreements of the General Partner contained herein.

6. Representations, Warranties and Agreements of MS. Each MS Entity represents and warrants to and agrees with, the Fund and the General Partner as follows:

          (a) Each MS Entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization and each MS Entity has full power and authority under applicable laws, rules or regulations to engage in the activities contemplated under this Agreement.

          (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of each MS Entity.

          (c) The execution, delivery and performance of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of or default under any agreement or instrument by which any MS Entity is bound, or to which any of its assets is subject, or any order, rule or regulation applicable to it or of any court or any governmental body or administrative agency having jurisdiction over it.

          (d) Each MS Entity has and will maintain all licenses and registrations necessary under applicable federal and state laws, rules and regulations, including the rules and regulation of any self-regulatory organization with competent jurisdiction, to provide the services required to be provided by MS hereunder.

          (e) Each MS Entity will comply in all material respects with all applicable federal and state laws, rules and regulations, including the rules and regulation of any self-regulatory organization with competent jurisdiction in connection with the provision of services required to be provided by MS hereunder.

          (f) MS has written compliance policies and procedures in place with respect to private placements that are reasonably designed to ensure compliance with Regulation D.

          (g) MS will (i) maintain all records required by law to be kept by MS relating to transactions in Interests by or on behalf of its customers and compensation received by MS in respect thereto; (ii) upon request by the Fund or the General Partner in connection with a governmental, court or administrative proceeding, investigation or request, promptly make such records available to such requesting party; and (c) promptly notify the Fund if MS experiences any difficulty maintaining the records described in the forgoing clause in an accurate and complete manner.

          (h) Each MS Entity acknowledge that the Fund and the General Partner enter into this Agreement in reliance on the representations, warranties and agreements of each MS Entity contained herein.

7.  Indemnification.

          (a) The Fund will indemnify, hold harmless, and defend MS, its affiliates and their respective officers, directors, partners, members, shareholders, employees and agents from and against any losses, claims, damages or liabilities (or actions in respect thereof) ("COVERED CLAIMS") arising out of or relating to (i) the offer or sale of the Interests or the management or affairs of the Fund; (ii) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any Offering Materials which include, for the avoidance of doubt, any advertisements or promotional materials approved, published or provided to MS by or on behalf of the Fund, or accurately derived from information approved, published or provided to MS by or on behalf of the Fund, (iii) any material violation of any law, rule or regulation relating to the registration or qualification of Interests, the Fund, the Offshore Fund or the Master Fund, (iv) any material breach by the Fund of any representation, warranty or agreement contained in this Agreement, (v) any material violation of any law, rule or regulation relating to the operation of the Fund, the Offshore Fund or Master Fund or (vi) any willful misconduct or gross negligence by the Fund, the Offshore Fund or the Master Fund in the performance of, or failure to perform, its obligations under this Agreement, except to the extent that any such Covered Claim is caused by any MS Entity's breach of this Agreement or the willful misconduct or gross negligence of any MS Entity or its affiliates in the performance of, or failure to perform, its obligations under this Agreement.

          (b) The General Partner will indemnify, hold harmless, and defend MS, its affiliates and their respective officers, directors, partners, members, shareholders, employees and agents from and against any Covered Claims arising out of or relating to (i) the offer or sale of the Interests or the management or affairs of the Fund; (ii) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any Offering Materials which include, for the avoidance of doubt, any advertisements or promotional materials approved, published or provided to MS by or on behalf of the Fund, the General Partner or the Manager, or accurately derived from information approved, published or provided to MS by or on behalf of the Fund, the General Partner or the Manager, (iii) any material violation of any law, rule or regulation relating to the registration or qualification of Interests, the Fund, the Offshore Fund or the Master Fund, (iv) any material breach by the Fund or the General Partner of any representation, warranty or agreement contained in this Agreement, (v) any material violation of any law, rule or regulation relating to the operation of the Fund, the Offshore Fund or Master Fund or (vi) any willful misconduct or gross negligence by the Fund, the Offshore Fund, the Master Fund, the General Partner or the Manager or their respective affiliates in the performance of, or failure to perform, its obligations under this Agreement, except to the extent that any such Covered Claim is caused by any MS Entity's breach of this Agreement or the willful misconduct or gross negligence of any MS Entity or its affiliates in the performance of, or failure to perform, its obligations under this Agreement.

          (c) Each MS Entity will, severally and not jointly, indemnify, hold harmless, and defend the Fund, the General Partner, their respective affiliates and each of their respective officers, directors, partners, members, shareholders, employees and agents from and against any Covered Claims arising out of or relating to (i)any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any Offering Materials which include, for the avoidance of doubt, any advertisements or promotional materials, but only to the extent that such statement or omission relates to an MS Entity and is based upon information furnished to the Fund in writing by such MS Entity for use in the Offering Materials, (ii) any material violation of any law, rule or regulation by an MS Entity, (iii) any material breach by an MS Entity of any representation, warranty or agreement contained in this Agreement, or
     (iv) any willful misconduct or gross negligence by an MS Entity or their respective affiliates in the performance of, or failure to perform, its obligations under this Agreement, except to the extent that any such Covered Claim is caused by the Fund's or the General Partner's breach of this Agreement or the willful misconduct or gross negligence of any the Fund, the General Partner or their respective affiliates in the performance of, or failure to perform, its obligations under this Agreement.

          (d) Promptly after receipt of notice of any claim or complaint or the commencement of any action or proceeding with respect to which an indemnified party is entitled to seek indemnification hereunder, the indemnified party will notify the indemnifying party in writing of such claim or complaint or the commencement of such action or proceeding. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in connection with such claim, complaint, action or proceeding and shall pay the fees and disbursements of such counsel related to such claim, complaint, action or proceeding. In connection with any such claim, complaint, action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action or proceeding or related action or proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) If the foregoing indemnification is for any reason unavailable to an indemnified party (other than by reason of the terms thereof), the indemnifying party shall contribute to the Covered Claims that are paid or payable by the indemnified party in such proportion as is appropriate to reflect the relative economic interests of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in the direct and indirect transactions contemplated by this Agreement (whether or not consummated) and any other relevant equitable considerations. For purposes of this paragraph, the relative economic interests of the Fund, the General Partner, and MS, in the transactions contemplated by the Agreement, shall be deemed to be in the same proportion as (i) the total proceeds paid or payable to the Fund in the transactions directly and indirectly contemplated by this Agreement (ii) the total proceeds paid or payable to the General Partner in the transactions directly and indirectly contemplated by this Agreement with respect to the Interests and (iii) the placement fees paid to MS under the Agreement bear to each other; provided that to the extent permitted by applicable law, in no event shall the Fund and the General Partner contribute less than the amount necessary to ensure that all indemnified parties, in the aggregate, are not liable in excess of the amount of fees actually received by MS pursuant to this Agreement.

          (f) The foregoing indemnity will be in addition to any liabilities that the parties may otherwise have incurred hereunder.

8.  Confidentiality.

          (a) Each party acknowledges that, in performing its obligations under this Agreement, it may have access to confidential and proprietary information of the other party ("CONFIDENTIAL INFORMATION"). The parties agree that information concerning any potential investor introduced by MS to the Fund, the General Partner or the Manager is the Confidential Information of MS. By way of illustration but not of limitation, "Confidential Information" includes any "nonpublic personal information" (as defined in SEC Regulation S-P or FTC Regulation 313) regarding prospective investors and limited partners or members, trade secrets, data, know-how, accounting data, statistical data, financial data or projections, forecasts, business practices or policies, research projects, reports, development and marketing plans, strategies, or other business information that is not generally known or available to the public. The term "Confidential Information" does not include information that: (i) is or becomes generally available to the public other than as a result of an improper disclosure by the disclosing party; (ii) was rightfully available to a party on a non-confidential basis before its disclosure by the other party; (iii) was independently developed by the receiving party or (iv) becomes available to a party on a non-confidential basis from a source other than the other party, provided that such source is not prohibited from transmitting the information by a contractual, legal, or fiduciary obligation.

          (b) Except as otherwise permitted in Section 9(c) of the Agreement or to the extent necessary to perform its obligations under this Agreement, neither party may disclose or use any of the other party's Confidential Information. Each party will maintain the confidentiality of the other party's Confidential Information in its possession or control. For the avoidance of doubt, no party may provide information concerning the Fund, prospective investors or limited partners or members to any third party knowing that such third party may use such information in any form of publication, whether publicly or privately distributed, without the express prior written approval of the other party. Each party will limit the disclosure of the other party's Confidential Information to those of its employees and agents with a need to know such Confidential Information for purposes of this Agreement. Each party will use reasonable care to prevent its employees and agents from violating the foregoing restrictions. Notwithstanding the above, Confidential Information may be disclosed to the extent required by law or by an order or decree of any court or other governmental authority; provided, that each party will, if legally compelled to disclose such information: (i) provide the other party with prompt written notice of that fact so that the other party may attempt to obtain a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 8; (ii) disclose only that portion of the information that a party's legal counsel advises is legally required; and (iii) endeavor to obtain assurance that confidential treatment will be accorded the information so disclosed.

          (c) On written request or on the expiration or termination of this Agreement, each party will return to the other party or destroy all Confidential Information in its possession or control, provided that each party may retain a single archival copy of any document or information that such party is obligated to maintain pursuant to record keeping requirements to which it is subject under applicable laws, rules or regulations, but for only so long as such records are required to be maintained.

9.  Covenants.

          (a) The Fund and the General Partner will not use the trademarks, service marks, logos, names or any other proprietary designations of MS or its affiliates ("MS MARKS") in the Offering Materials, any promotional materials or other documentation without the prior review and written approval of MS. MS will not use the trademarks, service marks, logos, names or any other proprietary designations of the Fund or the General Partner in any written material prepared for distribution to investors without the prior review and written approval of the relevant party.

          (b) Each of the General Partner and the Fund will not, and will each cause its affiliates not to (i) directly or indirectly solicit any client it knows to be a client of MS as a result of the activities of MS pursuant to this Agreement (A) to purchase an interest in any investment entity sponsored or offered by the General Partner or any of its respective affiliates (other than Interests with the consent of MS), (B) to enter into an agreement for the management of any assets of such client by the General Partner or any of their respective affiliates or (C) to curtail or cancel such client's business relationship with MS or (ii) permit any person introduced to the General Partner, the Manager or the Fund by MS as a result of its activities pursuant to this Agreement to invest in the Fund or any related investment vehicle, in each case without the prior written consent of MS.

          (c) The Fund and the General Partner agree to provide to MS copies of any communications, including, but not limited to, each capital account statements, monthly and/or quarterly investor materials and any other investor materials, that the Fund, General Partner, or any of their respective affiliates provide to MS Clients relating to the Fund in a format and within a time period that has been mutually agreed upon by the Fund, the General Partner and MS. The Fund and the General Partner agree that MS may use any information contained in such communications in any statement, report, or other marketing or sales material that MS provides to prospective investors and MS Clients. The Fund and the General Partner undertake to (i) respond in a prompt manner to inquiries of MS Clients as communicated by MS and (ii) organize informal forums on an as-needed basis for discussing material events relating to the Fund with MS Clients.

10. Injunctive Relief. Each party agrees that certain breaches of this Agreement with respect to confidentiality (Section 8) and use of marks and non-solicitation (Section 8) may cause potentially irreparable harm, and that monetary damages would not be sufficient to compensate the non-breaching party for such harm. In the event of a breach of these provisions by a party, the non-breaching parties may seek temporary and permanent injunctive relief (without the necessity of proving actual damages or the posting of a bond) as well as other equitable relief, and will be entitled to commence an action for any such relief in any court of competent jurisdiction.

11. Term and Termination.

          (a) This Agreement shall become effective for all purposes as of the date the Agreement is fully executed and shall remain in effect until April 1, 2007. Thereafter, subject to earlier termination as provided herein, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the Board of Directors of the Fund, including the vote of a majority of the Board of Directors who are not "interested persons," as defined by the 1940 Act and the rules thereunder, of the Company.

          (b) This Agreement may be terminated by either party on 30 days' prior written notice to the other parties. This Agreement may be terminated immediately on written notice to the other parties hereto on the dissolution, insolvency or bankruptcy of any party.

          (c) On termination of this Agreement, MS will be entitled to the compensation set forth in Section 3 with respect to any person introduced by MS to the Fund prior to termination that invests in the Fund within 60 days following such termination.

12. Notices. Any notice required or desired to be delivered under this Agreement will be effective on actual receipt and will be in writing and (i) delivered personally; (ii) sent by first class mail or overnight delivery, postage prepaid, or (iii) transmitted by fax (with confirmation by first class mail, postage prepaid) to the parties at the following address or such other address as the parties from time to time specify in writing:


If to the Fund or the General Partner:    If to MS&Co. or MSDW:

Hatteras Multi-Strategy TEI Fund , L.P.   Morgan Stanley
Hatteras Investment Management LLC        1221 Avenue of the Americas, 4th Floor
8816 Six Forks Road, Suite 107            New York, NY  10020
Raleigh, NC 27615                         Attention: Mary Lou Frick
Attention: J. Michael Fields              Tel: 212-762-6233
Tel: 919-846-2324                         Fax: 212-762-9358
Fax: 919-846-3433

13. Status of Parties. In selling the Interests, MS will be an independent contractor (rather than employee, agent or representative) of the Fund and the General Partner, and MS will not have the right, power or authority to enter into any contract or to create any obligation on behalf of the Fund, the General Partner or the Manager or otherwise bind the Fund or the General Partner in any way. Nothing in this Agreement will create a partnership, joint venture, agency, association, syndicate, unincorporated business or any other similar relationship between the parties. Nothing in this Agreement will be construed to imply that MS is a partner, shareholder, manager, managing member or member of the Fund or the General Partner.

14. Miscellaneous. Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or affect the meaning or interpretation hereof. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all other agreements and understandings, whether written or oral, between the parties relating to the subject matter hereof entered into prior to this Agreement. This Agreement will not be amended except by a writing signed by all parties hereto. No waiver of any provision of this Agreement will be implied from any course of dealing between the parties hereto either before or after the effective date of this Agreement or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict or choice of law provisions thereof. The provisions of Sections 3, 7 (including with respect to breaches of Section 4, 5 or 6), 8, 9, 10, and this Section 14 will survive termination of this Agreement. If any provision of this Agreement is or should become inconsistent with any present or future law, rule, or regulation of any governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision will be deemed rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement will continue and remain in full force and effect. This Agreement will inure to the benefit of and be binding on the parties hereto and such parties' respective successors and permitted assigns. No party may assign this Agreement without the prior written consent of the other parties, except as otherwise provided herein. Any purported assignment in violation of this Section 14 will be void.

THE PARTIES WAIVE THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING ANY RIGHT TO A JURY TRIAL. Any claim for money damages between the parties in connection with any matter hereunder will be resolved by binding arbitration on an expedited basis in New York, New York in accordance with the then prevailing rules of the American Arbitration Association and any judgment may be entered into any court having jurisdiction thereof. There will be three arbitrators selected within ten
(10) days of notification to the other party of the dispute being referred to arbitration; each side to any controversy, dispute, disagreement, or claim will select an arbitrator and the two arbitrators so selected will select the third arbitrator; provided that: (i) the arbitrators will be practicing attorneys who are members of the New York State Bar, (ii) the arbitrators will be knowledgeable in industry standards and practices, (iii) the authority of the arbitrators will be limited to construing and enforcing the express terms hereunder, and (iv) the arbitrators will only state the reasons for the award in a written opinion if all parties to the arbitration so request.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK CITY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND WAIVE TRIAL BY JURY. EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND BINDING UPON THE PARTIES AND MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION A PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

EACH PARTY HEREBY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BY MEANS OF PERSONAL DELIVERY OR COURIER SERVICE, ADDRESSED TO ITS ADDRESS PROVIDED ABOVE AND TO THE ATTENTION OF ANY SECRETARY, ASSISTANT SECRETARY OR ANY OTHER OFFICER, DIRECTOR, MANAGING AGENT OR GENERAL AGENT OF SUCH PARTY, AND SUCH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE UNDER NEW YORK LAW OR UNDER ANY LAW OF ANY STATE OF THE UNITED STATES OR OF ANY OTHER JURISDICTION OR OTHERWISE TO SERVICE OF PROCESS IN SUCH MANNER.

         This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Facsimiles (including facsimiles of the signature pages of this Agreement) will have the same legal effect hereunder as originals.

                        Very truly yours


                        Hatteras Multi-Strategy TEI Fund , L.P.
                        By: Hatteras Investment Management LLC,
                            general partner


                        By:
                        --------------------------

                        Name:
                        --------------------------

                        Title:
                        --------------------------

                        Hatteras Investment Management LLC

                        By:
                        --------------------------

                        Name:
                        --------------------------

                        Title:
                        --------------------------

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated


By:
     --------------------------
     Name:
     Title:

Morgan Stanley DW Inc.


By:
     --------------------------
     Name:
     Title:

                                   Schedule I

                Subscription Amount                           Placement Fee
                ----------------------                        -------------
                Up to $499,999                                     2.0%
                $500,000 to $999,999                               1.5%
                $1,000,000 and over                                1.0%

                                                                       Exhibit A

                         [Supplemental Disclosure Form]